EXHIBIT 23.3


             SINGER LEWAK GREENBAUM & GOLDSTEIN LLP -- [LETTERHEAD]




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, dated March 13, 1998, which appears in the Annual Report on Form 10-KSB/A of Medical Science Systems, Inc. and subsidiary for the year ended December 31, 1997. We also consent to the reference to our Firm under the caption "Experts" in the aforementioned Registration Statement.



/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
    SINGER LEWAK GREENBAUM & GOLDSTEIN LLP


Los Angeles, California
July 22, 1999



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